                                                                     Exhibit 4.1
                                                                     -----------

                    PRIVATE EQUITY LINE OF CREDIT AGREEMENT


                                 BY AND BETWEEN


                          KINGSBRIDGE CAPITAL LIMITED


                                      AND


                                SONIC SOLUTIONS



        ________________________________________________________________

                         DATED AS OF DECEMBER 31, 1997

        ________________________________________________________________

                               TABLE OF CONTENTS

                                                                                        Page
                                                                                        ----
ARTICLE I
CERTAIN DEFINITIONS....................................................................   1
    Section 1.1    "Adjustment Period..................................................   1
    Section 1.2    "Bid Price..........................................................   1
    Section 1.3    "Capital Shares"....................................................   1
    Section 1.4    "Closing"...........................................................   1
    Section 1.5    "Closing Date"......................................................   2
    Section 1.6    "Commitment Amount".................................................   2
    Section 1.7    "Commitment Period".................................................   2
    Section 1.8    "Common Stock"......................................................   2
    Section 1.9    "Common Stock Equivalents"..........................................   2
    Section 1.10   "Condition Satisfaction Date".......................................   2
    Section 1.11   "Legend"............................................................   2
    Section 1.12   "Damages"...........................................................   2
    Section 1.13   "Effective Date"....................................................   2
    Section 1.14   "Exchange Act"......................................................   2
    Section 1.15   "Floor Price".......................................................   2
    Section 1.16   "Investment Amount".................................................   2
    Section 1.17   "Legend"............................................................   2
    Section 1.18   "Market Price"......................................................   3
    Section 1.19   "Material Adverse Effect"...........................................   3
    Section 1.20   "Maximum Put Amount"................................................   3
    Section 1.21   "NASD"..............................................................   3
    Section 1.22   "Optional Purchase Date"............................................   3
    Section 1.23   "Optional Purchase Notice"..........................................   3
    Section 1.24   "Outstanding".......................................................   3
    Section 1.25   "Person"............................................................   3
    Section 1.26   "Principal Market"..................................................   3
    Section 1.27   "Purchase Price"....................................................   3
    Section 1.28   "Put"...............................................................   4
    Section 1.29   "Put Shares"........................................................   4
    Section 1.30   "Registrable Securities"............................................   4
    Section 1.31   "Registration Rights Agreement".....................................   4
    Section 1.32   "Registration Statement"............................................   4
    Section 1.33   "Regulation D"......................................................   4
    Section 1.34   "SEC"...............................................................   4
    Section 1.35   "Section 4(2)"......................................................   4
    Section 1.36   "Securities Act"....................................................   4
    Section 1.37   "SEC Documents".....................................................   4
    Section 1.38   "Subscription Date..................................................   5
    Section 1.39   "Trading Cushion"...................................................   5
    Section 1.40   "Trading Day".......................................................   5

                                                                                        Page
                                                                                        ----
    Section 1.41   "Trinity"...........................................................   5
    Section 1.42   "Valuation Event"...................................................   5
    Section 1.43   "Valuation Period"..................................................   6

ARTICLE II
PURCHASE AND SALE OF COMMON STOCK......................................................   6
    Section 2.1    Investments.........................................................   6
    Section 2.2    Mechanics...........................................................   7
    Section 2.3    Closings............................................................   7
    Section 2.4    Special Circumstances; Adjustment Period............................   7
    Section 2.5    Termination of Investment Obligation................................   8
    Section 2.6    Additional Shares...................................................   8
    Section 2.7    Liquidated Damages..................................................   9
    Section 2.8    Standby Letter of Credit............................................   9

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF INVESTOR.............................................  10
    Section 3.1    Intent..............................................................  10
    Section 3.2    Sophisticated Investor..............................................  10
    Section 3.3    Authority...........................................................  10
    Section 3.4    Not an Affiliate....................................................  10
    Section 3.5    Organization and Standing...........................................  10
    Section 3.6    Absence of Conflicts................................................  10
    Section 3.7    Disclosure; Access to Information...................................  11
    Section 3.8    Manner of Sale......................................................  11

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY..........................................  11
    Section 4.1    Organization of the Company.........................................  11
    Section 4.2    Authority...........................................................  11
    Section 4.3    Capitalization......................................................  11
    Section 4.4    Common Stock........................................................  12
    Section 4.5    SEC Documents.......................................................  12
    Section 4.6    Valid Issuances.....................................................  12
    Section 4.7    No General Solicitation or Advertising in Regard to this Transaction  13
    Section 4.8    Corporate Documents.................................................  13
    Section 4.9    No Conflicts........................................................  13
    Section 4.10   No Material Adverse Change..........................................  14
    Section 4.11   No Undisclosed Liabilities..........................................  14
    Section 4.12   No Undisclosed Events or Circumstances..............................  14
    Section 4.13   No Integrated Offering..............................................  14

    Section 4.14   Litigation and Other Proceedings....................................  14
    Section 4.15   No Misleading or Untrue Communication...............................  14
    Section 4.16   Material Non-Public Information.....................................  14
    Section 4.17   Broker-Dealer Status................................................  14

ARTICLE V
COVENANTS OF THE INVESTOR..............................................................  15
    Section 5.1    Compliance with Law.................................................  15
    Section 5.2    No Short Sales......................................................  15

ARTICLE VI
COVENANTS OF THE COMPANY...............................................................  15
    Section 6.1    Registration Rights.................................................  15
    Section 6.2    Reservation of Common Stock.........................................  15
    Section 6.3    Listing of Common Stock.............................................  15
    Section 6.4    Exchange Act Registration...........................................  16
    Section 6.5    Legends.............................................................  16
    Section 6.6    Corporate Existence.................................................  16
    Section 6.7    Additional SEC Documents............................................  16
    Section 6.8    Blackout Period.....................................................  16
    Section 6.9    Expectations Regarding Optional Purchase Notices....................  17
    Section 6.10   Disclosure of Material Information..................................  17
    Section 6.11   Consolidation; Merger...............................................  17
    Section 6.12   Issuance of Put Shares..............................................  17

ARTICLE VII
CONDITIONS TO DELIVERY OF OPTIONAL
PURCHASE NOTICES AND CONDITIONS TO CLOSING.............................................  17
    Section 7.1    Conditions Precedent to the Obligation of the Company to Issue and
                   Sell Common Stock...................................................  17
    Section 7.2    Conditions Precedent to the Right of the Company to
                   Deliver an Optional Purchase Notice and the Obligation of the
                   Investor to Purchase Put Shares.....................................  18

ARTICLE VIII
DUE DILIGENCE REVIEW; NON-DISCLOSURE OF NON-PUBLIC INFORMATION.........................  21
    Section 8.1    Due Diligence Review................................................  21
    Section 8.2    Non-Disclosure of Non-Public Information............................  21

ARTICLE IX
LEGENDS................................................................................  22
    Section 9.1    Legends.............................................................  22

    Section 9.2    No Other Legend or Stock Transfer Restrictions......................  24
    Section 9.3    Investor's Compliance...............................................  24

ARTICLE X
CHOICE OF LAW..........................................................................  24
    Section 10.1   Choice of Law.......................................................  24

ARTICLE XI
ASSIGNMENT; ENTIRE AGREEMENT, AMENDMENT; TERMINATION...................................  24
    Section 11.1   Assignment..........................................................  24
    Section 11.2   Termination.........................................................  24
    Section 11.3   Entire Agreement, Amendment.........................................  25

ARTICLE XII
NOTICES; INDEMNIFICATION...............................................................  25
    Section 12.1   Notices.............................................................  25
    Section 12.2   Indemnification.....................................................  26
    Section 12.3   Method of Asserting Indemnification Claims..........................  27

ARTICLE XIII
MISCELLANEOUS..........................................................................  31
    Section 13.1   Fees and Expenses...................................................  31
    Section 13.2   Brokerage...........................................................  31
    Section 13.3   Counterparts........................................................  31
    Section 13.4   Entire Agreement....................................................  31
    Section 13.5   Survival; Severability..............................................  31
    Section 13.6   Title and Subtitles.................................................  31
    Section 13.7   Reporting Entity for the Common Stock...............................  31

                                                                     EXHIBIT 4.1
                                                                     -----------
                    PRIVATE EQUITY LINE OF CREDIT AGREEMENT

                                 BY AND BETWEEN

                          KINGSBRIDGE CAPITAL LIMITED

                                      AND

                                SONIC SOLUTIONS

                         DATED AS OF DECEMBER 31, 1997


     This PRIVATE EQUITY LINE OF CREDIT AGREEMENT is entered into as of the 31st day of December, 1997 (this "Agreement"), by and between Kingsbridge Capital Limited (the "Investor"), an entity organized and existing under the laws of the British Virgin Islands, and Sonic Solutions, a corporation organized and existing under the laws of the State of California (the "Company").

     WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Investor, from time to time as provided herein, and the Investor shall purchase, up to $7,000,000 of the Common Stock (as defined below); and

     WHEREAS, such investments will be made in reliance upon the provisions of
Section 4(2) ("Section 4(2)") and Regulation D ("Regulation D") of the United States Securities Act of 1933, as amended and the regulations promulgated thereunder (the "Securities Act"), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments in Common Stock to be made hereunder.

     NOW, THEREFORE, the parties hereto agree as follows:


                                   ARTICLE I
                              CERTAIN DEFINITIONS

     Section 1.1  "Adjustment Period" See Section 7.2(b).
                  -----------------

     Section 1.2  "Bid Price" shall mean the closing bid price (as reported by
                  ---------
Bloomberg L.P.) of the Common Stock on the Principal Market.

     Section 1.3  "Capital Shares" shall mean the Common Stock and any shares of
                --------------
any other class of common stock whether now or hereafter authorized, having the right to participate in the distribution of earnings and assets of the Company.

     Section 1.4  "Closing" shall mean one of the closings of a purchase and
                   -------
sale of the Common Stock pursuant to Section 2.1.

     Section 1.5  "Closing Date" shall mean, with respect to a Closing, the
                   ------------
third Trading Day following the Optional Purchase Date related to such Closing, provided all conditions to such Closing have been satisfied on or before such Trading Day.

     Section 1.6  "Commitment Amount" shall mean the $7,000,000 up to which the
                   -----------------
Investor has agreed to provide to the Company in order to purchase Put Shares pursuant to the terms and conditions of this Agreement.

     Section 1.7  "Commitment Period" shall mean the period commencing on the
                   -----------------
earlier to occur of (i) the Effective Date or (ii) such earlier date as the Company and the Investor may mutually agree in writing, and expiring on the earliest to occur of (x) the date on which the Investor shall have purchased Put Shares pursuant to this Agreement for an aggregate Purchase Price of $7,000,000,
(y) the date this Agreement is terminated pursuant to Section 2.5(b), or (z) the date occurring twenty-four (24) months from the date of commencement of the Commitment Period.

     Section 1.8  "Common Stock" shall mean the Company's common stock, no par
                   ------------
value per share.

     Section 1.9  "Common Stock Equivalents" shall mean any securities that are
                   ------------------------
convertible into or exchangeable for Common Stock or any warrants, options or other rights to subscribe for or purchase Common Stock or any such convertible or exchangeable securities.

     Section 1.10  "Condition Satisfaction Date" See Section 7.2.
                    ---------------------------

     Section 1.11  "Legend" See Section 8.1.
                    ------

     Section 1.12  "Damages" shall mean any loss, claim, damage, liability,
                    -------
costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements and costs and expenses of expert witnesses and investigation).

     Section 1.13  "Effective Date" shall mean the date on which the SEC first
                    --------------
declares effective a Registration Statement registering resale of the Registrable Securities as set forth in Section 7.2(a).

     Section 1.14  "Exchange Act" shall mean the Securities Exchange Act of
                    ------------
1934, as amended and the regulations promulgated thereunder.

     Section 1.15  "Floor Price" shall mean three dollars ($3.00) per share.
                    -----------

     Section 1.16  "Investment Amount" shall mean the dollar amount (within the
                    -----------------
range specified in Section 2.2) to be invested by the Investor to purchase Put Shares with respect to any Optional Purchase Date as notified by the Company to the Investor in accordance with Section 2.2 hereof.

     Section 1.17  "Legend" See Section 8.1.
                    ------

     Section 1.18  "Market Price" on any given date shall mean the average of
                    ------------
the lowest intra-day prices of the Common Stock over the Valuation Period. "Lowest intra-day price" shall mean the lowest trade price of the Common Stock (as reported by Bloomberg L.P.) during any Trading Day.

     Section 1.19  "Material Adverse Effect" shall mean any effect on the
                    -----------------------
business, operations, properties, prospects, or financial condition of the Company that is material and adverse to the Company or to the Company and such other entities controlling or controlled by the Company, taken as a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise interfere with the ability of the Company to enter into and perform its obligations under any of (a) this Agreement and (b) the Registration Rights Agreement.

     Section 1.20  "Maximum Put Amount" shall mean (i) $500,000 if the average
                    ------------------
daily volume of shares of Common Stock traded during the preceding ten (10) Trading Days (the "Average Trading Volume") is 40,000 shares or less; (ii) $750,000 if the Average Trading Volume greater than 40,000 shares and less than 60,000 shares; and (iii) $1,000,000 if the Average Trading Volume equal to or greater than 60,000 shares.

     Section 1.21  "NASD" shall mean the National Association of Securities
                    ----
Dealers, Inc.

     Section 1.22  "Optional Purchase Date" shall mean the Trading Day during
                    ----------------------
the Commitment Period that an Optional Purchase Notice to sell Common Stock to the Investor is deemed delivered pursuant to Section 2.2(b) hereof.

     Section 1.23  "Optional Purchase Notice" shall mean a written notice to the
                    ------------------------
Investor setting forth the Investment Amount that the Company intends to sell to the Investor.

     Section 1.24  "Outstanding" when used with reference to Common Shares or
                    -----------
Capital Shares (collectively the "Shares"), shall mean, at any date as of which the number of such Shares is to be determined, all issued and outstanding Shares, and shall include all such Shares issuable in respect of outstanding scrip or any certificates representing fractional interests in such Shares; provided, however, that "Outstanding" shall not mean any such Shares then
--------  -------
directly or indirectly owned or held by or for the account of the Company.

     Section 1.25  "Person" shall mean an individual, a corporation, a
                    ------
partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     Section 1.26  "Principal Market" shall mean the Nasdaq National Market, the
                    ----------------
Nasdaq Small-Cap Market, the American Stock Exchange or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

     Section 1.27  "Purchase Price" shall mean eighty-six percent (86%) (the
                    --------------
"Purchase Price Percentage") of the Market Price upon an Optional Purchase Date (or such other date on which the Purchase Price is calculated in accordance with the terms and conditions of this Agreement), provided, however, that in no event
                                             --------  -------
shall the Purchase Price be less than the Floor Price.

     Section 1.28  "Put" shall mean each occasion the Company elects to
                    ---
exercise its right to tender an Optional Purchase Notice requiring the Investor to purchase a discretionary amount of the Company's Common Stock, subject to the terms of this Agreement.

     Section 1.29  "Put Shares" shall mean all shares of Common Stock issued or
                    ----------
issuable pursuant to a Put that has occurred or may occur in accordance with the terms and conditions of this Agreement.

     Section 1.30  "Registrable Securities" shall mean the Put Shares until (i)
                    ----------------------
the Registration Statement has been declared effective by the SEC and all Put Shares have been disposed of pursuant to the Registration Statement, (ii) all Put Shares have been sold under circumstances under which all of the applicable conditions of Rule 144 (or any similar provision then in force) under the Securities Act ("Rule 144") are met, (iii) all Put Shares have been otherwise transferred to holders who may trade such shares without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend or
(iv) such time as, in the opinion of counsel to the Company, which counsel shall be reasonably acceptable to the Investor, all Put Shares may be sold without any time, volume or manner limitations pursuant to Rule 144(k) (or any similar provision then in effect) under the Securities Act.

     Section 1.31  "Registration Rights Agreement" shall mean the agreement
                    -----------------------------
regarding the filing of the Registration Statement for the resale of the Registrable Securities, entered into between the Company and the Investor as of the Subscription Date.

     Section 1.32  "Registration Statement" shall mean a registration
                    ----------------------
statement on Form S-3 (if use of such form is then available to the Company pursuant to the rules of the SEC and, if not, on such other form promulgated by the SEC for which the Company then qualifies and which counsel for the Company shall deem appropriate and which form shall be available for the resale of the Registrable Securities to be registered thereunder in accordance with the provisions of this Agreement and the Registration Rights Agreement, and in accordance with the intended method of distribution of such securities), for the registration of the resale by the Investor of the Registrable Securities under the Securities Act.

     Section 1.33  "Regulation D" shall have the meaning set forth in the
                    ------------
recitals of this Agreement.

     Section 1.34  "SEC" shall mean the Securities and Exchange Commission.
                    ---

     Section 1.35  "Section 4(2)" shall have the meaning set forth in the
                    ------------
recitals of this Agreement.

     Section 1.36  "Securities Act" shall have the definition ascribed to it
                    --------------
in the recitals of this Agreement.

     Section 1.37  "SEC Documents" shall mean the Company's latest Form 10-K
                    -------------
as of the time in question, all Forms 10-Q and 8-K filed thereafter, and the Proxy Statement for its latest fiscal year as of the time in question until such time the Company no longer has an obligation to maintain the effectiveness of a Registration Statement as set forth in the Registration Rights Agreement.

     Section 1.38  "Subscription Date" shall mean the date on which this
                    -----------------
Agreement is executed and delivered by the parties hereto.

     Section 1.39  "Trading Cushion" shall mean, at any time, (i) the mandatory
                    ---------------
fifteen (15) Trading Days between Optional Purchase Dates if at such time the immediately preceding Put was exercised for $650,000 or less and (ii) the mandatory twenty (20) Trading Days between Optional Purchase Dates if at such time the immediately preceding Put was exercised for more than $650,000.

     Section 1.40  "Trading Day" shall mean any day during which the New York
                    -----------
Stock Exchange shall be open for business.

     Section 1.41  "Trinity" See Section 4.17.
                    -------

     Section 1.42  "Valuation Event" shall mean an event in which the Company
                    ---------------
at any time during a Valuation Period takes any of the following actions:

           (a) subdivides or combines its Common Stock;

           (b) pays a dividend in its Capital Stock or makes any other distribution of its Capital Shares;

           (c) issues any additional Capital Shares ("Additional Capital Shares"), otherwise than as provided in the foregoing Subsections (a) and (b) above, at a price per share less, or for other consideration lower, than the Bid Price in effect immediately prior to such issuance, or without consideration;

           (d) issues any warrants, options or other rights to subscribe for or purchase any Additional Capital Shares and the price per share for which Additional Capital Shares may at any time thereafter be issuable pursuant to such warrants, options or other rights shall be less than the Bid Price in effect immediately prior to such issuance;

           (e) issues any securities convertible into or exchangeable for Capital Shares and the consideration per share for which Additional Capital Shares may at any time thereafter be issuable pursuant to the terms of such convertible or exchangeable securities shall be less than the Bid Price in effect immediately prior to such issuance;

           (f) makes a distribution of its assets or evidences of indebtedness to the holders of its Capital Shares as a dividend in liquidation or by way of return of capital or other than as a dividend payable out of earnings or surplus legally available for dividends under applicable law or any distribution to such holders made in respect of the sale of all or substantially all of the Company's assets (other than under the circumstances provided for in the foregoing subsections (a) through (e); or

           (g) takes any action affecting the number of Outstanding Capital Shares, other than an action described in any of the foregoing Subsections (a) through (f) hereof, inclusive, which in the opinion of the Company's Board of Directors, determined in good faith, would have a materially adverse effect upon the rights of the Investor at the time of a Put.

     Section 1.43  "Valuation Period" shall mean the period of five Trading Days
                    ----------------
during which the Purchase Price of the Common Stock is valued, which period shall be with respect to the Purchase Price on any Optional Purchase Date, the two Trading Days preceding and the two Trading Days following the Trading Day on which an Optional Purchase Notice is deemed to be delivered, as well as the Trading Day on which such notice is deemed to be delivered; provided, however,
                                                            --------  -------
that if a Valuation Event occurs during any Valuation Period, a new Valuation Period shall begin on the Trading Day immediately after the occurrence of such Valuation Event and end on the fifth Trading Day thereafter.

                                  ARTICLE II
                       PURCHASE AND SALE OF COMMON STOCK

     Section 2.1  Investments.
                  -----------

           (a) Puts. Upon the terms and conditions set forth herein (including, without limitation, the provisions of Article III hereof), on any Optional Purchase Date the Company may exercise a Put by the delivery of an Optional Purchase Notice. The number of Put Shares that the Investor shall receive pursuant to such Put shall be determined by dividing the Investment Amount specified in the Optional Purchase Notice by the Purchase Price on such Optional Purchase Date.

           (b) Minimum Amount of Puts. The Company shall, in accordance with
           Section 2.2(a), issue and sell Put Shares to the Investor totaling (in aggregate Purchase Prices) at least $2,000,000. If the Company for any reason fails to issue and deliver such Put Shares during the Commitment Period, on the first Trading Day after the expiration of the Commitment Period, the Company shall deliver to Investor a sum in cash equal to: ($2,000,000 minus the aggregate Investment Amounts of the Put Shares delivered hereunder) X (0.14).

           (c) Maximum Amount of Put Shares. Unless the Company obtains the requisite approval of its shareholders in accordance with the corporate laws of California and the applicable rules of the Principal Market, no more than 1,510,000 shares of Common Stock may be issued and sold pursuant to Puts.

     Section 2.2  Mechanics.
                  ---------

           (a) Optional Purchase Notice. At any time during the Commitment Period, the Company may deliver an Optional Purchase Notice to the Investor, subject to the conditions set forth in Section 7.2; provided, however, the Investment Amount for each Put as designated
           -----------------
           by the Company in the applicable Optional Purchase Notice shall be neither less than $100,000 nor more than the Maximum Put Amount.

           (b) Date of Delivery of Optional Purchase Notice. An Optional Purchase Notice shall be deemed delivered on (i) the Trading Day it is received by facsimile or otherwise by the Investor if such notice is received prior to 12:00 noon New York time, or (ii) the immediately succeeding Trading Day if it is received by facsimile or otherwise after 12:00 noon New York time on a Trading Day or at any time on a day which is not a Trading Day. No Optional Purchase Notice may be deemed delivered, on a day that is not a Trading Day.

     Section 2.3  Closings. On each Closing Date for a Put the Company shall
                  --------
deliver to the Investor one or more certificates, at the Investor's option, representing the Put Shares to be purchased by the Investor pursuant to Section
2.1 herein, registered in the name of the Investor or, at the Investor's option, deposit such certificate(s) into such account or accounts previously designated by the Investor and (ii) the Investor shall deliver to escrow the Investment Amount specified in the Optional Purchase Notice by wire transfer of immediately available funds to an account designated by the Company on or before the Closing Date. In addition, on or prior to the Closing Date, each of the Company and the Investor shall deliver all documents, instruments and writings required to be delivered or reasonably requested by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein. Payment of funds to the Company and delivery of the certificates to the Investor shall occur out of escrow in accordance with the escrow agreement referred to in
Section 7.2(p) following (x) the Company's deposit into escrow of the certificates representing the Put Shares and (y) the Investor's deposit into escrow of the Investment Amount or the Company's draw on the Standby Letter of Credit (as defined in Section 2.8); provided, however, that to the extent the
                                    --------  -------
Company has not paid the fees, expenses and disbursements of the Investor's counsel in accordance with Section 13.1, the amount of such fees, expenses and disbursements shall be paid in immediately available funds, at the direction of the Investor, to Investor's counsel with no reduction in the number of Put Shares issuable to the Investor on such Closing Date.

     Section 2.4  Special Circumstances; Adjustment Period.
                  ----------------------------------------

           (a) Adjustment Period Notice. In the event that the Company shall in good faith anticipate executing an agreement of acquisition, merger or consolidation within ninety (90) days after giving the Investor Adjustment Period Notice (as defined below), the Company may, at its sole discretion, give the Investor at least twenty-one (21) days' irrevocable advance notice, in the form of Exhibit A hereto ("Adjustment Period Notice"), that the Company shall initiate an Adjustment

           Period (as defined below). The giving of such Adjustment Period Notice shall not constitute the disclosure of non-public information to the Investor under this Agreement.

           (b) During the Adjustment Period:

               1.  The Maximum Put Amount shall be $1,000,000.

               2. the Purchase Price shall be eighty-three percent (83%) of the Market Price upon an Optional Purchase Date;

               3.  the duration of the Trading Cushion shall be shortened to ten
               (10) Trading Days until the expiration of five consecutive weeks (the "Adjustment Period");

               4. the Company may not deliver an Optional Purchase Notice such that the number of Put Shares to be purchased by the Investor upon the applicable Closing, when aggregated with all other shares of Common Stock then owned by the Investor beneficially or deemed beneficially owned by the Investor, would result in the Investor owning more than 4.9% of all of such Common Stock as would be outstanding on such Closing Date, as determined in accordance with Section 13(d) of the Exchange Act and the regulations promulgated thereunder. For purposes of this Section 2.4(b), in the event that the amount of Common Stock outstanding as determined in accordance with Section 13(d) of the Exchange Act and the regulations promulgated thereunder is greater on a Closing Date than on the date upon which the Optional Purchase Notice associated with such Closing Date is given, the amount of Common Stock outstanding on such Closing Date shall govern for purposes of determining whether the Investor, when aggregating all purchases of Common Stock made pursuant to this Agreement, would own more than 4.9% of the Common Stock following such Closing Date.

     Section 2.5  Termination of Investment Obligation. The obligation of the
                  ------------------------------------
Investor to purchase shares of Common Stock shall terminate permanently (including with respect to a Closing Date that has not yet occurred) in the event that (i) there shall occur any stop order or suspension of the effectiveness of the Registration Statement for an aggregate of thirty (30) Trading Days during the Commitment Period, for any reason other than deferrals or suspension in accordance with Section 1.1(f) of the Registration Rights Agreement, as a result of corporate developments subsequent to the Subscription Date that would require such Registration Statement to be amended to reflect such event in order to maintain its compliance with the disclosure requirements of the Securities Act or (ii) the Company shall at any time fail to comply with the requirements of Section 6.3, 6.4, 6.5 or 6.6.

     Section 2.6  Additional Shares.   In the event that,  within five Trading
                  -----------------
Days of any Closing Date, the Company gives notice to the Investor of an impending "blackout period" in accordance with Section 1accordance with Section 1.1(f) of the Registration Rights Agreement, and 1. the Bid Price on the Trading Day immediately preceding such "blackout period" ("Old Bid Price") is greater than the Bid Price on the first Trading Day following such "blackout period" that the Investor may sell its Registrable Securities pursuant to an effective Registration Statement ("New Bid Price"), then the Company shall issue to the Investor a number of additional shares of Registrable Securities equal to the difference between (X) the product of the number of Registrable Securities held by Investor immediately prior to the "blackout period" multiplied by the Old Bid Price, divided by the New Bid Price and (Y) the number of Registrable Securities held by Investor immediately prior to the "blackout period."

     Section 2.7  Liquidated Damages.  The parties hereto acknowledge and agree
                  ------------------
that the sum payable under Section 2.1(b) and the obligation to issue Registrable Securities under Section 2.6 above shall constitute liquidated damages and not penalties. The parties further acknowledge that (a) the amount of loss or damages likely to be incurred is incapable or is difficult to precisely estimate, (b) the amounts specified in such Sections bear a reasonable proportion and are not plainly or grossly disproportionate to the probable loss likely to be incurred by the Investor in connection with the failure by the Company to make Puts with aggregate Purchase Prices totalling at least $2,000,000 or in connection with a "blackout" period under Section 1.1(f) of the Registration Rights Agreement, and (c) the parties are sophisticated business parties and have been represented by sophisticated and able legal and financial counsel and negotiated this Agreement at arm's length.

     Section 2.8  Standby Letter of Credit.  On or before January 9, 1997, the
                  ------------------------
Investor shall obtain from a reputable financial institution, reasonably acceptable to the Company (it being agreed that a Merrill Lynch company will be acceptable to the Company), a standby letter of credit, bank guarantee or similar contingent financial instrument or arrangement, in favor of the Company and in the amount of $1,000,000 (the "Standby Letter of Credit"). The Standby
                                      ------------------------
Letter of Credit will enable the Company to make a draw thereon in the event that in connection with a Closing (i) the Company has duly exercised its Put right pursuant to Section 2.1 above, (ii) there is mutual agreement by the Company and the Investor that all of the conditions set forth in Section 7.2 hereof have been satisfied (subject to the immediately following sentence),
(iii) the Company has placed the Put Shares into escrow in accordance with
Section 2.3 and (iv) the Investor has not paid the Investment Amount into escrow in accordance with Section 2.3 hereof. Any dispute relating to the satisfaction of the conditions set forth in Section 7.2 hereof shall be resolved in accordance with the terms of Section 12.3(c) hereof. The Standby Letter of Credit may not be used for, and shall on the face of any and all documentation representing the Standby Letter of Credit expressly prohibit any use thereof for, any purpose other than for payment of the Investment Amount, including, without limitation, as collateral for any present or future indebtedness or other obligation of the Company. The Company shall pay the fees of the financial institution issuing the Standby Letter of Credit up to $5,000 per annum. The Standby Letter of Credit shall have an initial term ending on June 30, 1998, and shall be renewed twice, each such renewal for one additional calendar quarter, to the extent not drawn upon if prior to each such renewal the Company in good faith represents in writing to the Investor that it intends to exercise its Put right and issue Put Shares to the Investor during such calendar quarter; provided, however, that the Standby Letter of Credit shall not be
         --------  -------
renewed if the Company has
not exercised its Put right and has not issued Put Shares to the Investor in the amount of $1,000,000 before June 30, 1998.

                                  ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF INVESTOR

The Investor represents and warrants to the Company that:

     Section 3.1  Intent. The Investor is entering into this Agreement for its
                  ------
own account and the Investor has no present arrangement (whether or not legally binding) at any time to sell the Common Stock to or through any person or entity; provided, however, that by making the representations herein, the Investor does not agree to hold the Common Stock for any minimum or other specific term and reserves the right to dispose of the Common Stock at any time in accordance with federal and state securities laws applicable to such disposition.

     Section 3.2  Sophisticated Investor. The Investor is a sophisticated
                  ----------------------
investor (as described in Rule 506(b)(2)(ii) of Regulation D) and an accredited investor (as defined in Rule 501 of Regulation D), and Investor has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in Common Stock. The Investor acknowledges that an investment in the Common Stock is speculative and involves a high degree of risk.

     Section 3.3  Authority. This Agreement has been duly authorized and validly
                  ---------
executed and delivered by the Investor and is a valid and binding agreement of the Investor enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

     Section 3.4  Not an Affiliate. The Investor is not an officer, director or
                  ----------------
"affiliate" (as that term is defined in Rule 405 of the Securities Act) of the Company.

     Section 3.5  Organization and Standing. Investor is duly organized, validly
                  -------------------------
existing, and in good standing under the laws of the British Virgin Islands.

     Section 3.6  Absence of Conflicts. The execution and delivery of this
                  --------------------
Agreement and any other document or instrument executed in connection herewith, and the consummation of the transactions contemplated thereby, and compliance with the requirements thereof, will not violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Investor, or, to the Investor's knowledge, (a) violate any provision of any indenture, instrument or agreement to which Investor is a party or is subject, or by which Investor or any of its assets is bound, (b) conflict with or constitute a material default thereunder, (c) result in the creation or imposition of any lien pursuant to the terms of any such indenture, instrument or agreement, or constitute a breach of any fiduciary duty owed by Investor to any third party, or (d) require the approval of any third-party (which has not been obtained) pursuant to any material contract, agreement, instrument, relationship or legal obligation to which Investor is subject or to which any of its assets, operations or management may be subject.

     Section 3.7  Disclosure; Access to Information. Investor has received all
                  ---------------------------------
documents, records, books and other information pertaining to Investor's investment in the Company that have been requested by Investor. The Company is subject to the periodic reporting requirements of the Exchange Act, and Investor has reviewed or received copies of any such reports that have been requested by it.

     Section 3.8  Manner of Sale. At no time was Investor presented with or
                  --------------
solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising.

                                  ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Investor that:

     Section 4.1  Organization of the Company. The Company is a corporation duly
                  ---------------------------
organized and existing in good standing under the laws of the State of California and has all requisite corporate authority to own its properties and to carry on its business as now being conducted. Except as set forth in the SEC Documents, the Company does not have any subsidiaries. Except as set forth in the SEC Documents, the Company does not own more than fifty percent (50%) of or control any other business entity. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not have a Material Adverse Effect.

     Section 4.2  Authority. (i) The Company has the requisite corporate power
                  ---------
and authority to enter into and perform its obligations under this Agreement and the Registration Rights Agreement and to issue the Put Shares; (ii) the execution, issuance and delivery of this Agreement and the Registration Rights Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required; and (iii) this Agreement and the Registration Rights Agreement have been duly executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

     Section 4.3  Capitalization. The authorized capital stock of the Company
                  --------------
consists of 30,000,000 shares of Common Stock, of which 7,633,466 shares were issued and outstanding as of October 30, 1997, and 10,000,000 shares of preferred stock, none of which are issued and outstanding. Except as disclosed in footnotes 7 and 8 to the audited financial statements of the Company included in the annual report on Form 10-K for the fiscal year ended March 31, 1997; options to purchase not more than 500,000 shares of Common Stock granted in the ordinary course of business and with purchase prices equal to the fair market value of such Common Stock on the date of grant; and warrants to purchase 130,100 shares of Common Stock surrendered by Hambrecht & Quist in exchange for 40,266 shares of Common Stock, there are no options, warrants, or rights to subscribe to, securities, rights or obligations convertible into or exchangeable for or giving any right to subscribe for any shares of capital stock of the Company. All of the outstanding shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable.

     Section 4.4  Common Stock. The Company has registered its Common Stock
                  ------------
pursuant to Section 12(b) or 12(g) of the Exchange Act and is in full compliance with all reporting requirements of the Exchange Act, and the Company has maintained all requirements for the continued listing or quotation of its Common Stock, and such Common Stock is currently listed or quoted on the Principal Market. As of the date hereof, the Principal Market is the Nasdaq National Market.

     Section 4.5  SEC Documents. The Company has delivered or made available to
                  -------------
the Investor true and complete copies of the SEC Documents (including, without limitation, proxy information and solicitation materials). The Company has not provided to the Investor any information that, according to applicable law, rule or regulation, should have been disclosed publicly prior to the date hereof by the Company, but which has not been so disclosed. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and rules and regulations of the SEC promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

     Section 4.6  Valid Issuances. The sale of the Put Shares may and will be
                  ---------------
properly issued pursuant to Rule 4(2), Regulation D and/or any applicable state law. When issued, the Put Shares shall be duly and validly issued, fully paid, and nonassessable. Neither the sales of the Put Shares pursuant to, nor the Company's performance of its obligations under, this Agreement or the Registration Rights Agreement will (i) result in the creation or imposition of any liens, charges, claims or other encumbrances upon the Put Shares or any of the assets of the Company, or (ii) entitle the holders of Outstanding Capital Shares to preemptive or other rights to subscribe to or acquire the Capital Shares or other securities of the Company. The Put Shares shall not subject the Investor to personal liability by reason of the possession thereof.

     Section 4.7  No General Solicitation or Advertising in Regard to this
                  --------------------------------------------------------
Transaction. Neither the Company nor any of its affiliates nor any distributor
-----------
or any person acting on its or their behalf (i) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D) or general advertising with respect to any of the Put Shares, or (ii) made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Common Stock under the Securities Act.

     Section 4.8   Corporate Documents. The Company has furnished or made
                   -------------------
available to the Investor true and correct copies of the Company's Articles of Incorporation, as amended and in effect on the date hereof (the "Certificate"), and the Company's By-Laws, as amended and in effect on the date hereof (the "By-Laws").

     Section 4.9  No Conflicts. The execution, delivery and performance of this
                  ------------
Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, including, without limitation, the issuance of Common Stock do not and will not (i) result in a violation of the Company's Articles of Incorporation or By-Laws or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture, instrument or any "lock-up" or similar provision of any underwriting or similar agreement to which the Company is a party, or (iii) result in a violation of any federal, state, local or foreign law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect) nor is the Company otherwise in violation of, conflict with or in default under any of the foregoing; provided that, for purposes of the Company's representations and warranties as to violations of foreign law, rule or regulation referenced in clause (iii), such representations and warranties are made only to the best of the Company's knowledge insofar as the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby are or may be affected by the status of the Investor under or pursuant to any such foreign law, rule or regulation. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations that either singly or in the aggregate do not and will not have a Material Adverse Effect. The Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Common Stock in accordance with the terms hereof (other than any SEC, NASD or state securities filings that may be required to be made by the Company subsequent to any Closing, any registration statement that may be filed pursuant hereto, and any shareholder approval required by the rules applicable to companies whose common stock trades on the Nasdaq National Market referenced in Section 5.1); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Investor herein.

     Section 4.10  No Material Adverse Change. Since March 31, 1997, no Material
                   --------------------------
Adverse Effect has occurred or exists with respect to the Company, except as disclosed in the SEC Documents.

     Section 4.11  No Undisclosed Liabilities. The Company has no liabilities or
                   --------------------------
obligations which are material, individually or in the aggregate, and are not disclosed in the SEC Documents or otherwise publicly announced, other than those incurred in the ordinary course of the Company's businesses since March 31, 1997 and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company.

     Section 4.12  No Undisclosed Events or Circumstances. Since March 31, 1997,
                   --------------------------------------
no event or circumstance has occurred or exists with respect to the or its businesses, properties, prospects, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the SEC Documents.

     Section 4.13  No Integrated Offering.  Neither the Company, nor any of its
                   ----------------------
affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, other than pursuant to this Agreement, under circumstances that would require registration of the Common Stock under the Securities Act.

     Section 4.14  Litigation and Other Proceedings. Except as may be set forth
                   --------------------------------
in the SEC Documents, there are no lawsuits or proceedings pending or to the best knowledge of the Company threatened, against the Company, nor has the Company received any written or oral notice of any such action, suit, proceeding or investigation, which might have a Material Adverse Effect. Except as set forth in the SEC Documents, no judgment, order, writ, injunction or decree or award has been issued by or, so far as is known by the Company, requested of any court, arbitrator or governmental agency which might result in a Material Adverse Effect.

     Section 4.15  No Misleading or Untrue Communication. The Company, any
                   -------------------------------------
Person representing the Company, and, to the knowledge of the Company, any other Person selling or offering to sell the Put Shares in connection with the transactions contemplated by this Agreement, have not made, at any time, any oral communication in connection with the offer or sale of the same which contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

     Section 4.16  Material Non-Public Information.  The Company is not in
                   -------------------------------
possession of, nor has the Company or its agents disclosed to the Investor, any material non-public information that (i) if disclosed, would, or could reasonably be expected to have, an effect on the price of the Common Stock or
(ii) according to applicable law, rule or regulation, should have been disclosed publicly by the Company prior to the date hereof but which has not been so disclosed.

     Section 4.17  Broker-Dealer Status. The Company has reviewed certain NASD
                   --------------------
applications and has contacted the NASD Regulation Membership Department regarding its placement agent, Trinity Capital Advisors, Inc. ("Trinity"), and represents and warrants to the Investor that a principal of Trinity is a duly registered representative of a broker or dealer that is duly registered under the Exchange Act in accordance with the rules and regulation of the SEC.

                                   ARTICLE V
                           COVENANTS OF THE INVESTOR

     Section 5.1  Compliance with Law. The Investor's trading activities with
                  -------------------
respect to shares of the Company's Common Stock will be in compliance with all applicable state and federal securities laws, rules and regulations and the rules and regulations of the Principal Market on which the Company's Common Stock is listed.

     Section 5.2  No Short Sales.  The Investor and its affiliates shall not
                  --------------
engage in short sales of the Company's Common Stock; provided, however, that the
                                                     --------  -------
Investor may enter into any short sale or other hedging or similar arrangement it deems appropriate with respect to Put Shares after it receives an Optional Purchase Notice with respect to such Put Shares so long as such sales or arrangements do not involve more than the number of such Put Shares (determined as of the date of such Optional Purchase Notice).

                                  ARTICLE VI
                           COVENANTS OF THE COMPANY

     Section 6.1  Registration Rights. The Company shall cause the Registration
                  -------------------
Rights Agreement to remain in full force and effect and the Company shall comply in all respects with the terms thereof.

     Section 6.2  Reservation of Common Stock. As of the date hereof, the
                  ---------------------------
Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy any obligation to issue the Put Shares; such amount of shares of Common Stock to be reserved shall be calculated based upon the minimum Purchase Price therefor under the terms of this Agreement.

     Section 6.3  Listing of Common Stock. The Company shall maintain the
                  -----------------------
listing of the Common Stock on a Principal Market, and as soon as practicable (but in any event prior to the commencement of the Commitment Period) to list the Put Shares. The Company further shall, if the Company applies to have the Common Stock traded on any other Principal Market, include in such application the Put Shares, and shall take such other action as is necessary or desirable in the opinion of the Investor to cause the Common Stock to be listed on such other Principal Market as promptly as possible. The Company shall take all action necessary to continue the listing and trading of its Common Stock on the Principal Market (including, without limitation, maintaining sufficient net tangible assets) and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the NASD and the Principal Market.

     Section 6.4  Exchange Act Registration. The Company shall (i) cause its
                  -------------------------
Common Stock to continue to be registered under Section 12(g) or 12(b) of the Exchange Act, will comply in all respects with its reporting and filing obligations under said Act, and will not take any action or file any document (whether or not permitted by said Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said Act. The Company will take all action to continue the listing and trading of its Common Stock on the Principal Market and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the NASD and the Principal Market.

     Section 6.5  Legends.  The certificates evidencing the Common Stock to be
                  -------
sold by the Investor pursuant to Section 8.1 shall be free of legends, except as set forth in Article VIII.

     Section 6.6  Corporate Existence.  The Company will take all steps
                  -------------------
necessary to preserve and continue the corporate existence of the Company.

     Section 6.7  Additional SEC Documents. The Company will deliver to the
                  ------------------------
Investor, as and when the originals thereof are submitted to the SEC for filing, copies of all SEC Documents so furnished or submitted to the SEC.

     Section 6.8  Blackout Period. (a) The Company will immediately notify the
                  ---------------
Investor upon the occurrence of any of the following events in respect of a registration statement or related prospectus in respect of an offering of Registrable Securities; (i) receipt of any request for additional information by the SEC or any other federal or state governmental authority during the period of effectiveness of the registration statement for amendments or supplements to the registration statement or related prospectus; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in such registration statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the registration statement, related prospectus or documents so that, in the case of the registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Company's reasonable determination that a post-effective amendment to the registration statement would be appropriate; and the Company will promptly make available to the Investor any such supplement or amendment to the related prospectus. The Company shall not deliver to the Investor any Optional Purchase Notice during the continuation of any of the foregoing events.

     Section 6.9  Expectations Regarding Optional Purchase Notices. Within ten
                  ------------------------------------------------
(10) days after the commencement of each calendar quarter occurring subsequent to the commencement of the Commitment Period, the Company undertakes to notify the Investor as to its reasonable expectations as to the dollar amount it intends to raise during such calendar quarter, if any, through the issuance of Optional Purchase Notices. Such notification shall constitute only the Company's good faith estimate and shall in no way obligate the Company to raise such amount, or any amount, or otherwise limit its ability to deliver Optional Purchase Notices. The failure by the Company to comply with this provision can be cured by the Company's notifying the Investor at any time as to its reasonable expectations with respect to the current calendar quarter.

     Section 6.10  Disclosure of Material Information.  In the event that any or
                   ----------------------------------
all of the information set forth on Schedule 8.2(a) hereto becomes material, the Company shall make full and complete public disclosure in accordance with all applicable law.

     Section 6.11  Consolidation; Merger.  The Company shall not, at any time
                   ---------------------
after the date hereof, effect any merger or consolidation of the Company with or into, or a transfer of all or substantially all of the assets of the Company to, another entity (a "Consolidation Event") unless the resulting successor or acquiring entity (if not the Company) assumes by written instrument the obligation to deliver to the Investor such shares of stock and/or securities as the Investor is entitled to receive pursuant to this Agreement.

     Section 6.12  Issuance of Put Shares. The sale and issuance of the Put
                   ----------------------
Shares shall be made in accordance with the provisions and requirements of Regulation D and any applicable state law.

                                  ARTICLE VII
                      CONDITIONS TO DELIVERY OF OPTIONAL
                  PURCHASE NOTICES AND CONDITIONS TO CLOSING

     Section 7.1  Conditions Precedent to the Obligation of the Company to Issue
                  --------------------------------------------------------------
and Sell Common Stock. The obligation hereunder of the Company to issue and sell
---------------------
the Put Shares to the Investor incident to each Closing is subject to the satisfaction, at or before each such Closing, of each of the conditions set forth below.

          (a) Accuracy of the Investor's Representation and Warranties. The representations and warranties of the Investor shall be true and correct in all material respects as of the date of this Agreement and as of the date of each such Closing as though made at each such time.

          (b) Performance by the Investor. The Investor shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investor at or prior to such Closing.

          (c) The Market Price of Common Stock shall be equal to or greater than the Floor Price.

     Section 7.2  Conditions Precedent to the Right of the Company to Deliver an
                  --------------------------------------------------------------
Optional Purchase Notice and the Obligation of the Investor to Purchase Put
---------------------------------------------------------------------------
Shares. The right of the Company to deliver an Optional Purchase Notice and the
------
obligation of the Investor hereunder to acquire and pay for the Put Shares incident to a Closing is subject to the satisfaction, on (i) the date of delivery of such Optional Purchase Notice and (ii) the applicable Closing Date (each a "Condition Satisfaction Date"), of each of the following conditions:

          (a) Registration of the Common Stock with the SEC. As set forth in the Registration Rights Agreement, the Company shall have filed with the SEC a Registration Statement with respect to the resale of the Registrable Securities that shall have been declared effective by the SEC prior to the first Optional Purchase Date, but in no event later than ninety (90) days after Subscription Date.

          (b) Effective Registration Statement. As set forth in the Registration Rights Agreement, the Registration Statement shall have previously become effective and shall remain effective on each Condition Satisfaction Date and (i) neither the Company nor the Investor shall have received notice that the SEC has issued or intends to issue a stop order with respect to the Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or intends or has threatened to do so (unless the SEC's concerns have been addressed and the Investor is reasonably satisfied that the SEC no longer is considering or intends to take such action), and (ii) no other suspension of the use or withdrawal of the effectiveness of the Registration Statement or related prospectus shall exist.

          (c) Accuracy of the Company's Representations and Warranties. The representations and warranties of the Company shall be true and correct in all material respects as of each Condition Satisfaction Date as though made at each such time (except for representations and warranties specifically made as of a particular date) with respect to all periods, and as to all events and circumstances occurring or existing to and including each Condition Satisfaction Date, except for any conditions which have temporarily caused any representations or warranties herein to be incorrect and which have been corrected with no continuing impairment to the Company or the Investor.

          (d) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement and the Registration Rights Agreement to be performed, satisfied or complied with by the Company at or prior to each Condition Satisfaction Date.

          (e) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits or directly and adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced that may have the effect of prohibiting or adversely affecting any of the transactions contemplated by this Agreement.

          (f) Adverse Changes. Since the date of filing of the Company's most recent SEC Document, no event that had or is reasonably likely to have a Material Adverse Effect has occurred.

          (g) No Suspension of Trading In or Delisting of Common Stock. The trading of the Common Stock (including without limitation the Put Shares) shall not have been suspended by the SEC, the Principal Market or the NASD and the Common Stock (including without limitation the Put Shares) shall have been approved for listing or quotation on and shall not have been delisted from the Principal Market. The issuance of shares of Common Stock with respect to the applicable Closing, if any, shall not violate the shareholder approval requirements of the Principal Market.

          (h) Legal Opinions. The Company shall have caused to be delivered to the Investor, within five (5) Trading Days of the effective date of the Registration Statement, an opinion of the Company's independent counsel in the form of Exhibit B hereto, addressed to the Investor; provided, however, that in the event that such an opinion cannot be delivered by the Company's independent counsel to the Investor, the Company shall promptly revise the Registration Statement and shall not deliver an Optional Purchase Notice. If an Optional Purchase Notice shall have been delivered in good faith without knowledge by the Company that an opinion of independent counsel can not be delivered as required, at the option of the Investor, either the applicable Closing Date shall automatically be postponed for a period of up to five (5) Trading Days until such an opinion is delivered to the Investor, or such Closing shall otherwise be canceled. In the event of such a postponement, the Purchase Price of the Common Stock to be issued at such Closing as determined pursuant of Section 2.2 shall be the lower of the Purchase Price as calculated as of the originally scheduled Closing Date and as of the actual Closing Date. The Company's independent counsel shall also deliver to the Investor upon execution of this Agreement an opinion in form and substance reasonably satisfactory to the Investor addressing, among other things, corporate matters and the exemption from registration under the Securities Act of the issuance of the Registrable Securities by the Company to the Investor under this Agreement.

          (i) Due Diligence. No dispute between the Company and the Investor shall exist pursuant to Section 8.2(c) as to the adequacy of the disclosure contained in the Registration Statement.

          (j) Ten Percent Limitation. On each Closing Date, the number of Put Shares then to be purchased by the Investor shall not exceed the number of such shares that, when aggregated with all other shares of Common Stock then owned by the Investor beneficially or deemed beneficially owned by the Investor, would result in the Investor owning no more than 9.9% of all of such Common Stock as would be outstanding on such Closing Date, as determined in accordance with Section 16 of the Exchange Act and the regulations promulgated thereunder. For purposes of this Section 3.2(k), in the event that the amount of Common Stock outstanding as determined in accordance with Section 16 of the Exchange Act and the regulations promulgated thereunder is greater on a Closing Date than on the date upon which the Optional Purchase Notice associated with such Closing Date is given, the amount of Common Stock outstanding on such Closing Date shall govern for purposes of determining whether the Investor, when aggregating all purchases of Common Stock made pursuant to this Agreement and, if any, Shares, would own more than 9.9% of the Common Stock following such Closing Date.

          (k) Minimum Bid Price. The Bid Price equals or exceeds the Floor Price from the Trading Day immediately preceding the date on which such Notice is deemed delivered until the Trading Day immediately preceding the Closing Date (as adjusted for stock splits, stock dividends, reverse stock splits, and similar events).

          (l) Minimum Average Trading Volume. The average trading volume for the Common Stock over the previous fifteen (15) Trading Days equals or exceeds 10,000 shares per Trading Day.

          (m) No Knowledge. The Company shall have no knowledge of any event more likely than not to have the effect of causing such Registration Statement to be suspended or otherwise ineffective (which event is more likely than not to occur within the fifteen Trading Days following the Trading Day on which such Notice is deemed delivered).

          (n) Trading Cushion. The Trading Cushion shall have elapsed since the immediately preceding Optional Purchase Date.

          (o) Shareholder Vote. The issuance of shares of Common Stock with respect to the applicable Closing, if any, shall not violate the shareholder approval requirements of the Principal Market.

          (p) Escrow Agreement. The parties hereto shall have entered into a mutually acceptable escrow agreement for the Purchase Prices due hereunder, providing for reasonable interest on any funds deposited into the escrow account established under such agreement.

          (q) Other. On each Condition Satisfaction Date, the Investor shall have received and been reasonably satisfied with such other certificates and documents as shall have been reasonably requested by the Investor in order for the Investor to confirm the Company's satisfaction of the conditions set forth in this Section 3.2., including, without limitation, a certificate in substantially the form and substance of Exhibit C hereto, executed in either case by an executive officer of the Company and to the effect that all the conditions to such Closing shall have been satisfied as at the date of each such certificate.

                                  ARTICLE VIII
          DUE DILIGENCE REVIEW; NON-DISCLOSURE OF NON-PUBLIC INFORMATION

     Section 8.1  Due Diligence Review.  The Company shall make available for
                  --------------------
inspection and review by the Investor, advisors to and representatives of the Investor (who may or may not be affiliated with the Investor and who are reasonably acceptable to the Company), any underwriter participating in any disposition of the Registrable Securities on behalf of the Investor pursuant to the Registration Statement, any such registration statement or amendment or supplement thereto or any blue sky, NASD or other filing, all financial and other records, all SEC Documents and other filings with the SEC, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company's officers, directors and employees to supply all such information reasonably requested by the Investor or any such representative, advisor or underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling the Investor and such representatives, advisors and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of the Registration Statement.

     Section 8.2  Non-Disclosure of Non-Public Information.
                  ----------------------------------------

          (a) Except as set forth on Schedule 8.2(a) hereof, the Company represents and warrants that the Company and its officers, directors, employees and agents have not disclosed any non-public information to the Investor or advisors to or representatives of the Investor. The Company covenants and agrees that it shall refrain from disclosing, and shall cause its officers, directors, employees and agents to refrain from disclosing, (including, without limitation, in connection with the giving of the Adjustment Period Notice pursuant to Section 2.4), unless prior to disclosure of such information the Company identifies such information as being non-public information and provides the Investor, such advisors and representatives with the opportunity to accept or refuse to accept such non-public information for review. The Company may, as a condition to disclosing any non-public information hereunder, require the Investor's advisors and representatives to enter into a confidentiality agreement in form reasonably satisfactory to the Company and the Investor.

          (b) The Company acknowledges and understands that Trinity has previously disclosed to the Investor the information set forth on
          Schedule 8.2(a) without identifying such information as being non-public information and without providing the Investor with the opportunity to accept or refuse to accept such non-public information. The Company further acknowledges and understands that the Investor is entering into this Agreement and the Registration Rights Agreement at the request of the Company and in good faith reliance on (i) the Company's representation set forth in Section 4.16 that neither it nor its agents have disclosed to the Investor any material non-public information; (ii) the Company's covenant set forth in Section 6.10 that if all or any portion of the information set forth on Schedule 8.2(a) becomes material, the Company shall timely make full and complete public disclosure of all or such portion of such information that shall have become material in accordance with all applicable law; and (iii) the Company's agreement to indemnify and hold harmless the Investor for any and all liability relating in any way to the disclosure by Trinity to the Investor of such information.

          (c) Nothing herein shall require the Company to disclose non-public information to the Investor or its advisors or representatives, and the Company represents that it does not disseminate non-public information to any investors who purchase stock in the Company in a public offering, to money managers or to securities analysts, provided, however, that notwithstanding anything herein to the contrary, the Company will, as hereinabove provided, immediately notify the advisors and representatives of the Investor and, if any, underwriters, of any event or the existence of any circumstance (without any obligation to disclose the specific event or circumstance) of which it becomes aware, constituting non-public information (whether or not requested of the Company specifically or generally during the course of due diligence by such persons or entities), which, if not disclosed in the prospectus included in the Registration Statement would cause such prospectus to include a material misstatement or to omit a material fact required to be stated therein in order to make the statements, therein, in light of the circumstances in which they were made, not misleading. Nothing contained in this Section 8.2 shall be construed to mean that such persons or entities other than the Investor (without the written consent of the Investor prior to disclosure of such information) may not obtain non-public information in the course of conducting due diligence in accordance with the terms of this Agreement and nothing herein shall prevent any such persons or entities from notifying the Company of their opinion that based on such due diligence by such persons or entities, that the Registration Statement contains an untrue statement of a material fact or omits a material fact required to be stated in the Registration Statement or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

                                  ARTICLE IX
                                    LEGENDS

     Section 9.1   Legends.  Unless otherwise provided below, each certificate
                   -------
representing Registrable Securities will bear the following legend (the
"Legend"):

         THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE

         "SECURITIES ACT"), OR ANY OTHER APPLICABLE SECURITIES
         LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION THAT IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS CERTIFICATE IS THE BENEFICIARY OF CERTAIN OBLIGATIONS OF THE COMPANY SET FORTH IN A PRIVATE EQUITY LINE OF CREDIT AGREEMENT BETWEEN SONIC SOLUTIONS AND KINGSBRIDGE CAPITAL LIMITED DATED DECEMBER 31, 1997. A COPY OF THE PORTION OF THE AFORESAID AGREEMENT EVIDENCING SUCH OBLIGATIONS MAY BE OBTAINED FROM THE COMPANY'S EXECUTIVE OFFICES.

     Upon the execution and delivery hereof, the Company is issuing to the transfer agent for its Common Stock (and to any substitute or replacement transfer agent for its Common Stock upon the Company's appointment of any such substitute or replacement transfer agent) instructions in substantially the form of Exhibit D hereto. Such instructions shall be irrevocable by the Company from and after the date hereof or from and after the issuance thereof to any such substitute or replacement transfer agent, as the case may be, except as otherwise expressly provided in the Registration Rights Agreement. It is the intent and purpose of such instructions, as provided therein, to require the transfer agent for the Common Stock from time to time upon transfer of Registrable Securities by the Investor to issue certificates evidencing such Registrable Securities free of the Legend during the following periods and under the following circumstances and without consultation by the transfer agent with the Company or its counsel and without the need for any further advice or instruction or documentation to the transfer agent by or from the Company or its counsel or the Investor:

          (a) at any time after the Effective Date, upon surrender of one or more certificates evidencing Common Stock that bear the Legend, to the extent accompanied by a notice requesting the issuance of new certificates free of the Legend to replace those surrendered; provided that (i) the Registration Statement shall then be effective; (ii) the Investor confirms to the transfer agent that it has sold, pledged or otherwise transferred or agreed to sell, pledge or otherwise transfer such Common Stock in a bona fide transaction to a third party that is not an affiliate of the Company; and (iii) the Investor confirms to the transfer agent that the Investor has complied with the prospectus delivery requirement; and

          (b) at any time upon any surrender of one or more certificates evidencing Registrable Securities that bear the Legend, to the extent accompanied by a notice requesting the issuance of new certificates free of the Legend to replace those surrendered and containing representations that (i) the Investor is permitted to dispose of such Registrable Securities without limitation as to amount or manner of sale pursuant to Rule 144(k) under the Securities Act or (ii) the Investor has sold, pledged or otherwise transferred or agreed to sell, pledge or otherwise transfer such Registrable Securities in a manner other than pursuant to an effective registration statement, to a transferee who will upon such transfer be entitled to freely tradeable securities.

     Any of the notices referred to above in this Section 9.1 may be sent by facsimile to the Company's transfer agent.

     Section 9.2  No Other Legend or Stock Transfer Restrictions. No legend
                  ----------------------------------------------
other than the one specified in Section 8.1 has been or shall be placed on the share certificates representing the Common Stock and no instructions or "stop transfers orders," so called, "stock transfer restrictions," or other restrictions have been or shall be given to the Company's transfer agent with respect thereto other than as expressly set forth in this Article VIII.

     Section 9.3   Investor's Compliance. Nothing in this Article VIII shall
                   ---------------------
affect in any way the Investor's obligations under any agreement to comply with all applicable securities laws upon resale of the Common Stock.

                                   ARTICLE X
                                 CHOICE OF LAW

     Section 10.1  Choice of Law. This Agreement shall be construed under the
                   -------------
laws of the State of California, without giving effect to provisions regarding conflicts of law or choice of law.

                                  ARTICLE XI
             ASSIGNMENT; ENTIRE AGREEMENT, AMENDMENT; TERMINATION

     Section 11.1  Assignment.  Neither this Agreement nor any rights of the
                   ----------
Investor or the Company hereunder may be assigned by either party to any other person. Notwithstanding the foregoing, (a) the provisions of this Agreement shall inure to the benefit of, and be enforceable by, any transferee of any of the Common Stock purchased or acquired by the Investor hereunder with respect to the Common Stock held by such person, and (b) the Investor's interest in this Agreement may be assigned at any time, in whole or in part, to any other person or entity (including any affiliate of the Investor) upon the prior written consent of the Company, which consent shall not to be unreasonably withheld.

     Section 11.2  Termination.  This Agreement shall terminate twenty-four (24)
                   -----------
months after the commencement of the Commitment Period; provided, however, that
                                                        --------  -------
the provisions of Articles VI, VII, VIII, X, XI, and XII shall survive the termination of this Agreement.

     Section 11.3  Entire Agreement, Amendment.  This Agreement and the
                   ---------------------------
Registration Rights Agreement constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth in this Agreement or therein. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by both parties hereto.

                                  ARTICLE XII
                           NOTICES; INDEMNIFICATION

     Section 12.1  Notices. All notices, demands, requests, consents, approvals,
                   -------
and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

     If to Sonic Solutions:

          Robert J. Doris
          President and Chief Executive Officer
          Sonic Solutions
          101 Rowland Way, Suite 110
          Novato, California 94945
          Telephone: (415) 893-8000
          Facsimile: (415) 893-8008

     with a copy to (which communication shall not constitute notice):

          August J. Moretti, Esq.
          Heller Ehrman White & McAuliffe
          525 University Avenue, Suite 1100
          Palo Alto, California  94301-1908
          Telephone:  (650) 324-7000
          Facsimile:  (650) 324-0638

     If to the Investor:

          Adam Gurney
          Kingsbridge Capital Limited
          c/o Kingsbridge Corporate Services Limited
          Main Street
          Kilcullen, County Kildare
          Republic of Ireland
          Telephone: 011-353-45-481-811
          Facsimile: 011-353-45-482-003

     with a copy to (which communication shall not constitute notice):

          Sara Hanks, Esq.
          Rogers & Wells
          200 Park Avenue
          New York, NY 10166
          Telephone: (212) 878-8000
          Facsimile: (212) 878-8375

     Either party hereto may from time to time change its address or facsimile number for notices under this Section 12.1 by giving at least ten (10) days' prior written notice of such changed address or facsimile number to the other party hereto.

     Section 12.2  Indemnification.
                   ---------------

          (a) The Company agrees to indemnify and hold harmless the Investor, its partners, Affiliates, officers, directors, employees, and duly authorized agents, and each Person or entity, if any, who controls the Investor within the meaning of Section 15 of the Securities Act or
          Section 20 of the Exchange Act, together with the Controlling Persons (as defined in the Registration Rights Agreement) from and against any Damages, joint or several, and any action in respect thereof to which the Investor, its partners, Affiliates, officers, directors, employees, and duly authorized agents, and any such Controlling Person becomes subject to, resulting from, arising out of or relating to (i) any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Company contained in this Agreement or (ii) the disclosure by Trinity of the information set forth on Schedule 8.2(a) hereof, in any event as such Damages are incurred.

          (b) The Investor agrees to indemnify and hold harmless the Company, its partners, Affiliates, officers, directors, employees, and duly authorized agents, and each Person or entity, if any, who controls the Investor within the meaning of Section 15 of the Securities Act or
          Section 20 of the Exchange Act, together with the Controlling Persons (as defined in the Registration Rights Agreement) from and against any Damages, joint or several, and any action in respect thereof to which the Company, its partners, Affiliates, officers, directors, employees, and duly authorized agents, and any such Controlling Person becomes subject to, resulting from, arising out of or relating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Investor contained in this Agreement in an aggregate amount not to exceed $280,000.

     Section 12.3  Method of Asserting Indemnification Claims.  All claims for
                   ------------------------------------------
indemnification by any Indemnified Party (as defined below) under Section 12.2 will be asserted and resolved as follows:

          (a) In the event any claim or demand in respect of which any person claiming indemnification under any provision of Section 12.2 (an "Indemnified Party") might seek indemnity under Section 12.2 is asserted against or sought to be collected from such Indemnified Party by a person other than the Company, the Investor or any affiliate of the Company or (a "Third Party Claim"), the Indemnified Party shall deliver a written notification, enclosing a copy of all papers served, if any, and specifying the nature of and basis for such Third Party Claim and for the Indemnified Party's claim for indemnification that is being asserted under any provision of Section 12.2 against any person (the "Indemnifying Party"), together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such Third Party Claim (a "Claim Notice") with reasonable promptness to the Indemnifying Party. If the Indemnified Party fails to provide the Claim Notice with reasonable promptness after the Indemnified Party receives notice of such Third Party Claim, the Indemnifying Party will not be obligated to indemnify the Indemnified Party with respect to such Third Party Claim to the extent that the Indemnifying Party's ability to defend has been irreparably prejudiced by such failure of the Indemnified Party. The Indemnifying Party will notify the Indemnified Party as soon as practicable within the period ending thirty (30) calendar days following receipt by the Indemnifying Party of either a Claim Notice or an Indemnity Notice (as defined below) (the "Dispute Period") whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party under Section 12.2 and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim.

               1. If the Indemnifying Party notifies the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this Section 12.3(a), then the Indemnifying Party will have the right to defend, with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings will be vigorously and diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying

               Party (but only with the consent of the Indemnified Party in the case of any settlement that provides for any relief other than the payment of monetary damages or that provides for the payment of monetary damages as to which the Indemnified Party will not be indemnified in full pursuant to Section 12.2). The Indemnifying Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided,
                                                               --------
               however, that the Indemnified Party may, at the sole cost and
               --------
               expense of the Indemnified Party, at any time prior to the Indemnifying Party's delivery of the notice referred to in the first sentence of this clause (i), file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate to protect its interests; and provided further, that if requested by the Indemnifying Party, the Indemnified Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnifying Party in contesting any Third Party Claim that the Indemnifying Party elects to contest. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this clause (i), and except as provided in the preceding sentence, the Indemnified Party will bear its own costs and expenses with respect to such participation. Notwithstanding the foregoing, the Indemnified Party may take over the control of the defense or settlement of a Third Party Claim at any time if it irrevocably waives its right to indemnity under Section 12.2 with respect to such Third Party Claim.

               2. If the Indemnifying Party fails to notify the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Third Party Claim pursuant to Section 12.3(a), or if the Indemnifying Party gives such notice but fails to prosecute vigorously and diligently or settle the Third Party Claim, or if the Indemnifying Party fails to give any notice whatsoever within the Dispute Period, then the Indemnified Party will have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings will be prosecuted by the Indemnified Party in a reasonable manner and in good faith or will be settled at the discretion of the Indemnified Party (with the consent of the Indemnifying Party, which consent will not be unreasonably withheld). The Indemnified Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that if requested by the Indemnified Party, the Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting. Notwithstanding the foregoing provisions of this clause (ii), if the Indemnifying Party has notified the

               Indemnified Party within the Dispute Period that the Indemnifying Party disputes its liability or the amount of its liability hereunder to the Indemnified Party with respect to such Third Party Claim and if such dispute is resolved in favor of the Indemnifying Party in the manner provided in clause (iii) below, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this clause (ii) or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party will reimburse the Indemnifying Party in full for all reasonable costs and expenses incurred by the Indemnifying Party in connection with such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this clause (ii), and the Indemnifying Party will bear its own costs and expenses with respect to such participation.

               3. If the Indemnifying Party notifies the Indemnified Party that it does not dispute its liability or the amount of its liability to the Indemnified Party with respect to the Third Party Claim under Section 12.2 or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party with respect to such Third Party Claim, the Loss in the amount specified in the Claim Notice will be conclusively deemed a liability of the Indemnifying Party under Section 12.2 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability or the amount of its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by arbitration in accordance with paragraph (c) of this Section 12.3.

          (b)  In the event any Indemnified Party should have a claim under
          Section 12.2 against the Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver a written notification of a claim for indemnity under Section 12.2 specifying the nature of and basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim (an "Indemnity Notice") with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party's rights hereunder except to the extent that the Indemnifying Party demonstrates that it has been irreparably prejudiced thereby. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim or the amount of the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the

          Indemnifying Party disputes the claim or the amount of the claim described in such Indemnity Notice, the Loss in the amount specified in the Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under Section 12.2 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability or the amount of its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by arbitration in accordance with paragraph (c) of this Section 12.3.

          (c) Any dispute under this Agreement (including, without limitation, in connection with this Section 12.3) or the Registration Rights Agreement shall be submitted to arbitration and shall be finally and conclusively determined by the decision of a single arbitrator who shall be a retired San Francisco Superior Court Judge with experience in civil litigation involving interpretation of stock purchase agreements, provided, that if there is a dispute regarding draw-down
                      --------
          on the Standby Letter of Credit, such dispute shall be determined by a single arbitrator who shall be a retired state or federal judge with experience in civil litigation involving interpretation of financial instruments appointed by JAMS Endispute, Inc. (as the case may be, the "Arbitrator"). The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. (S)(S) 1-16, 201-208 and judgment upon the award rendered by the Arbitrator may be entered by any United States federal or state court in and of the State of California, to the non-exclusive jurisdiction of which each of the parties hereto irrevocably submits. The parties agree to cooperate and use their reasonable best efforts to cause the Arbitrator render a decision in any dispute within thirty (30) days following the commencement of proceedings with respect thereto and, to the extent practicable, the decision of the Arbitrator shall be rendered no more than thirty (30) calendar days following such commencement. The Arbitrator shall cause its written decision to be delivered to the Indemnified Party and the Indemnifying Party within three (3) business days following such decision. Any decision made by the Arbitrator (either prior to or after the expiration of such thirty (30) calendar-day period) shall be final, binding and conclusive on the Indemnified Party and the Indemnifying Party and shall be entitled to be enforced to the fullest extent permitted by law and entered in any court of competent jurisdiction. Each party to any arbitration shall bear its own expense in relation thereto, including but not limited to such party's attorneys' fees, if any, and the expenses and fees of the Arbitrator shall be divided between the Indemnifying Party and the Indemnified Party in the same proportion as the portion of the related claim determined by the Arbitrator to be payable to the Indemnified Party bears to the portion of such claim determined not to be so payable.

                                  ARTICLE XIII
                                 MISCELLANEOUS

     Section 13.1  Fees and Expenses.  Each of the Company and the Investor
                   -----------------
agrees to pay its own expenses incident to the performance of its obligations hereunder, except that the Company shall pay the fees, expenses and disbursements of the Investor's counsel in an amount not to exceed $20,000.

     Section 13.2  Brokerage.  Each of the parties hereto represents that it has
                   ---------
had no dealings in connection with this transaction with any finder or broker who will demand payment of any fee or commission from the other party. The Company on the one hand, and the Investor, on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any persons claiming brokerage commissions or finder's fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby.

     Section 13.3  Counterparts. This Agreement may be executed in multiple
                   ------------
counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument.

     Section 13.4  Entire Agreement. This Agreement, the Exhibits hereto and the
                   ----------------
Registration Rights Agreement set forth the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written relating to the subject matter hereof. The terms and conditions of all Exhibits to this Agreement are incorporated herein by this reference and shall constitute part of this Agreement as if fully set forth herein.

     Section 13.5  Survival; Severability. The representations, warranties,
                   ----------------------
covenants and agreements of the parties hereto shall survive each Closing hereunder. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.

     Section 13.6  Title and Subtitles. The titles and subtitles used in this
                   -------------------
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     Section 13.7  Reporting Entity for the Common Stock. The reporting entity
                   -------------------------------------
relied upon for the determination of the trading price or trading volume of the Common Stock on any given Trading Day for the purposes of this Agreement shall be Bloomberg, L.P. or any successor thereto. The written mutual consent of the Investor and the Company shall be required to employ any other reporting entity.

     IN WITNESS WHEREOF, the parties hereto have caused this Private Equity Line of Credit Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

                             KINGSBRIDGE CAPITAL LIMITED


                                 /s/ Valentine O'Donoghue
                             By: ______________________________________
                             Valentine O'Donoghue
                             Director


                             SONIC SOLUTIONS


                                 /s/ Robert J. Doris
                             By: ______________________________________
                             Robert J. Doris
                             Chairman and Chief Executive Officer

                                   EXHIBIT A

                            ADJUSTMENT PERIOD NOTICE
                                SONIC SOLUTIONS


          Notice is hereby granted that the Board of Directors of Sonic Solutions (the "Company") anticipates executing a merger or acquisition agreement within ninety (90) days of the date hereof.

          The following five-week period is hereby designated as an Adjustment Period pursuant to Section 2.4 of the Private Equity Line of Credit Agreement, dated December 31, 1997, by and between the Company and Kingsbridge Capital Limited.

     Beginning: ______________________
     (no sooner that twenty-one (21) days from the date this notice is deemed to be delivered)

     Expiring: _______________________

          The undersigned has executed this Certificate this ____ day of ________, 199_.


                                  ____________________________________
                                  Robert J. Doris
                                  Chairman and Chief Executive Officer

                                   Exhibit B
                                   ---------

              Form of Opinion of the Company's Independent Counsel

            [within 5 trading days following effective date of S-3]

Kingsbridge Capital Limited
Main Street
Kilcullen, County Kildare
Republic of Ireland


  We have acted as counsel to Sonic Solutions, a California corporation (the "Company"), in connection with the Private Equity Line of Credit Agreement between the Company and you, dated as of December 31, 1997 (the "Line of Credit Agreement"), pursuant to which the Company will issue to you from time to time shares of Common Stock, no par value (the "Put Shares") and the Registration Rights Agreement between you and the Company, dated December 31, 1997 (the "Registration Rights Agreement," and together with the Line of Credit Agreement, the "Agreements"). This opinion is rendered to you pursuant to Section 7.2(h) of the Line of Credit Agreement. Capitalized terms used without definition in this opinion have the meanings given to them in the Line of Credit Agreement.

                                       I.

  In connection with this opinion, we have assumed the authenticity of all records, documents, and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents, and instruments submitted to us as copies. We have also assumed that there are no facts or circumstances relating to you that might prevent you from enforcing any of the rights to which our opinion relates (for example, your lack of due incorporation, regulatory prohibitions pertaining to you, or your failure to qualify to do business in the State of California if such qualification is required). We have based our opinion upon our review of the following records, documents and instruments:

        (a) The Amended and Restated Articles of Incorporation of the Company, as amended to date (the "Articles"), certified by the California
             Secretary of State as of          , 199  and certified to us by an
                                      ---------     -
             officer of the Company as being complete and in full force and effect as of the date of this opinion;

        (b) The Bylaws of the Company certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion (the "Bylaws");

        (c) Records certified to us by an officer of the Company as constituting all records of proceedings and actions of the Board of Directors and the shareholders of the Company relating to the transactions contemplated by the Agreement;

       (d)   The Agreements;

       (e) A certificate related to the good standing of the Company issued by the Secretary of State of the State of California dated
                         , 199 ;
             ------------     -

       (f)   A letter from the Franchise Tax Board of the State of California
             dated         , 199  stating that the Company is in good standing
                   --------     -
             with that agency;

       (g) A Certificate of the Chief Executive Officer of the Company as to certain factual matters (the "Officer's Certificate");

       (h) A Certificate from Chase Mellon Shareholder Services, the transfer agent for the Company's stock, as to the outstanding stock of the
            Company on             199 , dated            , 199 ; and
                       -----------    -        -----------     -

      (i)  The SEC Documents.

  With your consent, we have based our opinion expressed in paragraph 1 below as to the good standing of the Company solely upon the documents enumerated in (e) and (f) above.

  Where our opinion relates to our "knowledge," such knowledge is based upon our examination of the records, documents, instruments, and certificates enumerated or described above and the actual knowledge of attorneys in this firm who are currently involved in substantive legal representation of the Company on matters related to the Agreements. With your consent, we have not examined any records of any court, administrative tribunal or other similar entity in connection with our opinion expressed in paragraph 2 of Part III below. We have assumed for purposes of our opinion to the effect that the Put Shares are fully paid and nonassessable that the consideration for such Put Shares will be received by the Company in accordance with the Line of Credit Agreement.

                                      II.

  We express no opinion as to any anti-fraud provisions of applicable federal or state securities laws, any tax, anti-trust, land use, export, safety, environmental or hazardous materials laws, rules or regulations.

  This opinion is limited to the federal laws of the United States of America and the laws of the State of California. We disclaim any opinion as to the laws of any other jurisdiction and we further disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental body.


                                      III.

  Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and subject to the limitations and qualifications expressed below, it is our opinion that:

  1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of California and has all requisite power and authority to carry on its business and to own, lease and operate its properties and assets as described in the SEC Documents. To our knowledge the Company does not have any subsidiaries other than Sonic Solutions International, Inc., a wholly-owned subsidiary.

  2. To our knowledge, except as described in the SEC Documents, there are no claims, actions, suits, proceedings or investigations that are pending against the Company or its properties, or to our knowledge, any officer or director of the Company in his or her capacity as such, nor to our knowledge has the Company received any written threat of any such claims, actions, suits, proceedings or investigations.

  3. To our knowledge, except as described in the Company's representations and warranties contained in Article IV of the Line of Credit Agreement, there are no outstanding options, warrants, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understanding, or arrangements by which the Company is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock.

  4. Subject to the accuracy of your representations in Article III of the Line of Credit Agreement on the date hereof and on the date of issuance of any Put Shares and the statement in the Officer's Certificate that the Company has not offered or sold, and will not offer or sell, any Put Shares by means of advertising or public solicitation, the issuance of the Put Shares in conformity with the terms of the Line of Credit Agreement constitutes transactions exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended, and from the qualification requirements of the California Corporate Securities Law of 1968, as amended. The Put Shares when issued in compliance with the Line of Credit Agreement, will be duly authorized, validly issued, fully paid, and non-assessable and free of preemptive rights set forth in the Articles, Bylaws and any agreement filed as an exhibit to the SEC Documents, provided, however, that the Put Shares may be subject to restrictions on transfer under state and federal securities laws.

  5. The Company has the requisite corporate power and authority to enter into and perform its obligations under the Agreements and to issue the Put Shares. Each of the Agreements has been duly authorized, executed and delivered by the Company and the consummation by it of the transactions contemplated thereby has been duly authorized by all necessary corporate action and no further consent or authorization of the Company's board of directors or shareholders is required. Each of the Agreements has been duly executed and delivered on the part of the Company and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement,
(i) to bankruptcy, insolvency, reorganization, arrangement, moratorium, and other laws of general applicability relating to or affecting creditors' rights,
(ii) to general principles of equity, whether such enforcement is considered in a proceeding in equity or at law, and (iii) to limitations imposed by applicable law or public policy on the enforceability of the indemnification provisions contained in the Agreements.

  6. The execution, delivery and performance of and compliance with the respective terms of each of the Agreements, and issuance of the Put Shares in accordance with the Line of Credit Agreement, will not violate any provision of the Articles or Bylaws or any law applicable to the Company.

  In connection with the registration of the Put Shares, we advised the Company as to the requirements of the Securities Act and the applicable Rules and Regulations and rendered other legal advice and assistance in the course of preparation of the Registration Statement and Prospectus, including review and discussion of the contents thereof. On the basis of the information that was developed in the course of the performance of such services considered in the light of our understanding of the Securities Act, including the requirements of Form S-3, we have no reason to believe that (i) the Registration Statement (other than the financial statements and related statements and schedules, as to which we express no belief) as of its Effective Date contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) the Prospectus (other than the financial statements and related statements and schedules, as to which we express no belief) as of the Effective Date of the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such, however, that except as set forth in this opinion letter we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus.


                                       V.

          We further advise you that:

          A. As noted, the enforceability of the Agreements is subject to the effect of general principles of equity. These principles include, without limitation, concepts of commercial reasonableness, materiality and good faith and fair dealing. As applied to the Agreements, these principles will require you to act reasonably, in good faith and in a manner that is not arbitrary or capricious in the administration and enforcement of the Agreements and will preclude you from invoking penalties for defaults that bear no reasonable relation to the damage suffered or that would otherwise work a forfeiture. In addition, the enforceability of the Agreements is subject to the effect of
               Section 1670.5 of the California Civil Code, which provides that a court may refuse to enforce, or may limit the enforcement of, a contract or clause of a contract that the court finds as a matter of law to have been unconscionable at the time it was made.

          B. The effectiveness of indemnities, rights of contribution, exculpatory provisions and waivers of the benefits of statutory provisions may be limited on public policy grounds.

Page 6
          C. Section 1717 of the California Civil Code provides that, in any action on a contract where the contract specifically provides that attorneys' fees and costs incurred to enforce that contract shall be awarded either to one of the parties or to the prevailing party, then the party who is determined to be the party prevailing in the action, whether that party is the party specified in the contract or not, shall be entitled to reasonable attorneys' fees in addition to other costs.

  This opinion is rendered to you in connection with the Agreements and is solely for your benefit. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation, or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any developments in areas covered by this opinion that occur after the date of this opinion.

                                Very truly yours,

                                   EXHIBIT C

                             COMPLIANCE CERTIFICATE
                                SONIC SOLUTIONS

          The undersigned, Robert J. Doris, hereby certifies, with respect to shares of common stock of the Sonic Solutions (the "Company") issuable in connection with the Optional Purchase Notice, dated _____________ (the "Notice"), delivered pursuant to Article II of the Private Equity Line of Credit Agreement, dated December 31, 1997, by and between the Company and Kingsbridge Capital Limited (the "Agreement"), as follows:

          1. The undersigned is the duly elected Chairman and Chief Executive Officer of the Company.

          2.   The representations and warranties of the Company set forth in
Article V of the Agreement are true and correct in all material respects as though made on and as of the date hereof.

          3. The Company has performed in all material respects all covenants and agreements to be performed by the Company on or prior to the Closing Date related to the Notice and has complied in all material respects with all obligations and conditions contained in Article III of the Agreement.

          The undersigned has executed this Certificate this ____ day of ________, 199_.


                                  ____________________________________
                                  Robert J. Doris
                                  Chairman and Chief Executive Officer

                                   EXHIBIT D

                         INSTRUCTIONS TO TRANSFER AGENT
                                SONIC SOLUTIONS


                                                           _______________, 1998


[Name, address and phone and fax number of Transfer Agent]


Dear Sirs:

     Reference is made to the Private Equity Line of Credit Agreement (the "Agreement"), dated as of December 31, 1997 between Kingsbridge Capital Limited (the "Investor") and Sonic Solutions (the "Company"). Pursuant to the Agreement, subject to the terms and conditions set forth in the Agreement the Investor has agreed to purchase from the Company and the Company has agreed to sell to the Investor from time to time during the term of the Agreement shares of Common Stock of the Company, no par value (the "Common Stock"). As a condition to the effectiveness of the Agreement, the Company has agreed to issue to you, as the transfer agent for the Common Stock (the "Transfer Agent"), these instructions relating to the Common Stock to be issued to the Investor (or a permitted assignee) pursuant to the Agreement. All terms used herein and not otherwise defined shall have the meaning set forth in the Agreement.


     1.    ISSUANCE  OF COMMON STOCK WITHOUT THE LEGEND

     Pursuant to the Agreement, the Company is required to prepare and file with the Commission, and maintain the effectiveness of, a registration statement or registration statements registering the resale of the Common Stock to be acquired by the Investor under the Agreement. The Company will advise the Transfer Agent in writing of the effectiveness of any such registration statement promptly upon its being declared effective. The Transfer Agent shall be entitled to rely on such advice and shall assume that the effectiveness of such registration statement remains in effect unless the Transfer Agent is otherwise advised in writing by the Company and shall not be required to independently confirm the continued effectiveness of such registration statement. In the circumstances set forth in the following two paragraphs, the Transfer Agent shall deliver to the Investor certificates representing Common Stock not bearing the Legend without requiring further advice or instruction or additional documentation from the Company or its counsel or the Investor or its counsel or any other party (other than as described in such paragraphs).

     At any time after the effective date of the applicable registration statement (provided that the Company has not informed the Transfer Agent in writing that such registration statement is not effective) upon any surrender of one or more certificates evidencing Common Stock which bear the Legend, to the extent accompanied by a notice requesting the issuance of new certificates free of the Legend to replace those surrendered, the Transfer Agent shall deliver to the Investor the certificates representing the Common Stock not bearing the Legend, in such names and denominations as the Investor shall request, provided that:


     (a) in connection with such event, the Investor (or its permitted assignee) shall confirm in writing to the Transfer Agent that (i) the Investor confirms to the transfer agent that it has sold, pledged or otherwise transferred or agreed to sell, pledge or otherwise transfer such Common Stock in a bona fide transaction to a designated transferee that is not an affiliate of the Company; and (ii) the Investor confirms to the transfer agent that the Investor has complied with the prospectus delivery requirement;


     (b) the Investor (or its permitted assignee) shall represent that it is permitted to dispose thereof with limitation as to amount of manner of sale pursuant to Rule 144(k) under the Securities Act; or


     (c) the Investor, its permitted assignee, or either of their brokers confirms to the transfer agent that (i) the Investor has held the shares of Common Stock for at least one year, (ii) counting the shares surrendered as being sold upon the date the unlegended Certificates would be delivered to the Investor (or the Trading Day immediately following if such date is not a Trading Day), the Investor will not have sold more than the greater of
     (a) one percent (1%) of the total number of outstanding shares of Common Stock or (b) the average weekly trading volume of the Common Stock for the preceding four weeks during the three months ending upon such delivery date (or the Trading Day immediately following if such date is not a Trading
     Day), and (iii) the Investor has complied with the manner of sale and notice requirements of Rule 144 under the Securities Act.


          Any advice, notice or instructions to the Transfer Agent required or permitted to be given hereunder may be transmitted via facsimile to the Transfer Agent's facsimile number of (___)-___-____.

     2.  MECHANICS OF DELIVERY OF CERTIFICATES

         REPRESENTING COMMON STOCK

     In connection with any Closing pursuant to which the Investor acquires Common Stock under the Agreement, the Transfer Agent shall deliver certificates representing Common Stock (with or without the Legend, as appropriate) as promptly as practicable, but in no event later than three business days, after such Closing.


     3.   FEES OF TRANSFER AGENT; INDEMNIFICATION

     The Company agrees to pay the Transfer Agent for all fees incurred in connection with these Irrevocable Instructions. The Company agrees to indemnify the Transfer Agent and its officers, employees and agents, against any losses, claims, damages or liabilities, joint or several, to which it or they become subject based upon the performance by the Transfer Agent of its duties in accordance with the Irrevocable Instructions.

     4.   THIRD PARTY BENEFICIARY

     The Company and the Transfer Agent acknowledge and agree that the Investor is an express third party beneficiary of these Irrevocable Instructions and shall be entitled to rely upon, and enforce, the provisions hereof.



                                  SONIC SOLUTIONS



                                  By:____________________________________

                                    Robert J. Doris
                                    Chairman and Chief Executive Officer


AGREED:


[NAME OF TRANSFER AGENT]


By:__________________________

Name:

Title: